UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2016

Portola Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35935	20-0216859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 E. Grand Avenue South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 246-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 16, 2016, Portola Pharmaceuticals, Inc. (the “Company”) entered into a supplemental funding support loan agreement (the “Agreement”) with Bristol-Myers Squibb Company (“BMS”) and Pfizer Inc. (“Pfizer”), pursuant to which BMS and Pfizer will make a $50 million unsecured loan (the “Loan”) to the Company. The proceeds of the Loan must be used for the development of andexanet alfa through December 31, 2018.

To repay the Loan, the Company must pay a repayment amount of $60 million to $65 million depending on timing of the approval of andexanet alfa and the time period over which the Loan is repaid. The Loan will be repaid through a low single digit percentage of net sales of andexanet alfa to each of BMS and Pfizer up to the applicable repayment amount. If regulatory approval by FDA or EMA for andexanet alfa is not obtained by January 1, 2019, additional payments may be made by crediting the milestones and sales royalties due from BMS and Pfizer to the Company under the Japan commercial licensing agreement previously entered into among the parties in February 2016, as well as 50% of all license fees and milestone payments received by the Company after January 1, 2019 from agreements relating to andexanet alfa, in each case, up to the applicable repayment amount. All unpaid amounts under the Loan are due on the earliest of the eighth anniversary of the agreement, a change of control of the Company, or an event of default. The Loan may be prepaid without penalty.

Events of default include failure to pay amounts when due, material misrepresentations or breach of warranties, subject to certain cure periods, breach of covenants, subject to certain cure periods, cross-defaults to other indebtedness, and insolvency and bankruptcy related defaults. In the event the Company grants a lien to a third party Factor Xa inhibitor manufacturer in the Company’s intellectual property rights related to andexanet alfa, BMS and Pfizer will automatically be granted a security interest in the same collateral and equal ranking as such third party.

The foregoing is only a summary of the material terms of the Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Agreement that will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portola Pharmaceuticals, Inc.

Dated: December 22, 2016

	By:	/s/ Mardi C. Dier
Mardi C. Dier
Executive Vice President and Chief Financial Officer